Exhibit 24.1

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. Dean Copeland and Susan N. Roth, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement to be filed under the Securities Act of 1933 and any or all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ THOMAS R. WATJEN Thomas R. Watjen	Director, President and Chief Executive Officer	December 16, 2004

Robert C. Greving	Executive Vice President and Chief Financial Officer

/s/ E. MICHAEL CAULFIELD E. Michael Caulfield	Director	December 16, 2004

/s/ JON S. FOSSEL Jon S. Fossel	Director	December 16, 2004

/s/ PAMELA H. GODWIN Pamela H. Godwin	Director	December 16, 2004

/s/ RONALD E. GOLDSBERRY Ronald E. Goldsberry	Director	December 16, 2004

/s/ THOMAS KINSER Thomas Kinser	Director	December 16, 2004

/s/ GLORIA C. LARSON Gloria C. Larson	Director	December 16, 2004

/s/ HUGH O. MACLELLAN, JR. Hugh O. Maclellan, Jr.	Director	December 16, 2004

/s/ A.S. MACMILLAN, JR. A.S. MacMillan, Jr.	Director	December 16, 2004

/s/ C. WILLIAM POLLARD C. William Pollard	Director	December 16, 2004

/s/ LAWRENCE R. PUGH Lawrence R. Pugh	Director	December 16, 2004

/s/ JOHN W. ROWE John W. Rowe	Director	December 16, 2004

/s/ WILLIAM J. RYAN William J. Ryan	Director	December 16, 2004